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                           EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44312, 33-45651, and 33-55851) and in the
Prospectuses constituting part of the Registration Statements on Form S-8, as amended, (Nos. 33-49263, 33-49265, 33-49267, 33-
32659, and 33-49419) of our report dated January 11, 1995 appearing on Page 41 of the J.P. Morgan & Co. Incorporated Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the references to us under the heading "Experts" in such Prospectuses.





s/PRICE WATERHOUSE LLP
______________________
Price Waterhouse LLP
New York, New York
March 22, 1995